SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (or Date of Earliest Event Reported): March 9, 2001



                            REGENT ENERGY CORPORATION
                            f/k/a NPC Holdings, Inc.
             (Exact name of Registrant as specified in its charter)


   Nevada                             0-08536                    84-1034362
(State or other jurisdiction      (Commission File Number)     (IRS Employer
of incorporation)                                            Identification No.)



                    650 N. Sam Houston Parkway E., Suite 500,
                              Houston, Texas 77060
               (Address of principal executive offices) (Zip Code)



                                 (281) 931-3800
              (Registrant's telephone number, including area code)



                                 Not applicable.
          (Former name or former address, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT


     The consummation of the transaction contemplated by the Agreement and Plan of Reorganization by and between Regent Energy Corporation (f/k/a NPC Holdings, Inc.), a Nevada corporation (the "Company"), Vulcan Minerals & Energy, Inc., a Texas corporation ("Vulcan"), and the owners of record of all of the issued and outstanding stock of Vulcan (the "Transaction") was effective as of March 9, 2001. The Transaction was previously reported on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on March 14, 2001, as amended on Form 8-K/A filed with the SEC May 1, 2001, as further amended by a Form 8-K/A filed with the SEC on May 11, 2001 and as further amended by a Form 8-K/A filed with the SEC on June 1, 2001. This fourth amendment to such Form 8-K is being filed to correct certain financial information in the Form 8-K/A filed June 1, 2001.


Item 7.  Financial Statements and Exhibits.

(a)      Financial Statements.


     Attached to this report are the Financial Statement and Independent Auditor's Report for the years ended December 31, 1999 and December 31, 2000.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      REGENT ENERGY CORPORATION

                                      By: /s/ John N. Ehrman
Date: June 5, 2001                  --------------------------------------------
                                      President and Chief Executive Officer

                            REGENT ENERGY CORPORATION

                        Consolidated Financial Statement
                                       and
                          Independent Auditor's Report

                           December 31, 2000 and 1999

                          INDEPENDENT AUDITOR'S REPORT




Board of Directors and Stockholders
Regent Energy Corporation
Houston, Texas


We have audited the accompanying consolidated balance sheet of Regent Energy Corporation and subsidiary as of December 31, 2000, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Regent Energy Corporation and subsidiary as of December 31, 2000, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

As discussed in the last paragraph of note 1 to the financial statements, the Company changed its method of accounting for its oil and gas producting activities. This paragraph also describes the restatement of the Company's financial statements for the year ended December 31, 1999.



HEIN + ASSOCIATES LLP
Houston, Texas

March 30, 2001

                           REGENT ENERGY CORPORATION
                           CONSOLIDATED BALANCE SHEET






                                                                                       DECEMBER 31,
                                                                             ---------------------------------
                                                                                  2000              1999
                                                                             ---------------   ---------------
                                                                                                 (Restated)
                                                   ASSETS
                                                   ------

CURRENT ASSETS:
   Cash and cash equivalents                                                 $       45,075    $      241,573
   Accounts receivable:
      Trade - production                                                            988,680           507,014
      Amounts due from working interest owners                                    1,695,460           200,232
      Officers and stockholder                                                       36,650            94,440
      Other                                                                          50,410           430,000
   Other current assets                                                             300,374            13,653
                                                                             --------------    --------------
            Total current assets                                                  3,116,649         1,486,912
PROPERTY AND EQUIPMENT, (full cost method for oil and gas properties), net of accumulated depletion, depreciation and amortization of
   $517,205 and $65,006 in 2000 and 1999                                         16,476,774         2,909,101


OTHER ASSETS                                                                        255,274           125,655
                                                                             --------------    --------------
            Total assets                                                     $   19,848,697    $    4,521,668
                                                                             ==============    ==============

                                    LIABILITIES AND STOCKHOLDERS' EQUITY
                                    ------------------------------------
CURRENT LIABILITIES:
   Notes payable                                                             $      287,521    $      944,882
   Current portion of long-term debt                                              6,855,145            19,439
   Accounts payable:
         Trade                                                                    1,575,348         1,188,641
         Related parties and investors                                              647,700            32,734
   Accrued liabilities                                                              658,146           273,797
   Royalties and revenues payable                                                   196,405           197,893
                                                                             --------------    --------------
            Total current liabilities                                            10,220,265         2,657,386
LONG-TERM DEBT, less current portion                                              3,237,214            76,754
GAS IMBALANCE LIABILITY                                                           1,523,356                 -
COMMITMENTS AND CONTINGENCIES (note 9)
REDEEMABLE COMMON STOCK, 172,000 shares at cost                                           -         1,000,000
OTHER STOCKHOLDERS' EQUITY:
   Preferred stock, $.01 par value; 5,000,000 shares authorized,
      no shares issued and outstanding                                                    -                 -
   Common stock, $.01 par value; 20,000,000 shares authorized; 4,617,991
      and 2,260,612 shares issued and outstanding at 2000 and 1999                   47,900            20,887
   Additional paid-in capital                                                    14,389,488         3,943,537
   Accumulated deficit                                                           (9,569,526)       (3,176,896)
                                                                             --------------    --------------
            Total stockholders' equity                                            4,867,862           787,528
                                                                             --------------    --------------
            Total liabilities and stockholders' equity                       $   19,848,697    $    4,521,668
                                                                             ==============    ==============

              See accompanying notes to these financial statements.

                            REGENT ENERGY CORPORATION
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                           YEARS ENDED DECEMBER 31,
                                                                     -------------------------------------
                                                                          2000                 1999
                                                                     ----------------     ----------------
                                                                                            (Restated)

OIL AND GAS REVENUES                                                 $    1,840,663       $      164,838

COST AND EXPENSES:
     Lease operating expenses                                               897,696              288,369
     Severance taxes                                                         75,732               14,240
     Depletion, depreciation and amortization                               452,461               53,524
     General and administrative, of which $1,020,477 is stock
         based in 2000                                                    4,940,960            1,544,175
                                                                     --------------       --------------
            Total cost and expenses                                       6,366,849            1,900,308
                                                                     --------------       --------------

LOSS FROM OPERATIONS                                                     (4,526,186)          (1,735,470)

OTHER INCOME (EXPENSE):
     Interest income                                                          6,558                4,859
     Interest expense and financing costs, of which $1,290,235
         is stock based in 2000                                          (1,993,563)            (138,914)
     Other                                                                  120,561              304,100
                                                                     --------------       --------------
            Total other income (expense)                                 (1,866,444)             170,045
                                                                     --------------       --------------

LOSS BEFORE INCOME TAXES                                                 (6,392,630)          (1,565,425)

INCOME TAX EXPENSE - DEFERRED                                                     -              291,686
                                                                     --------------       --------------

NET LOSS                                                             $   (6,392,630)      $   (1,857,111)
                                                                     ==============       ==============


              See accompanying notes to these financial statements.

                            REGENT ENERGY CORPORATION
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                     YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                                                ADDITIONAL                               TOTAL
                                         COMMON STOCK                             PAID-IN          ACCUMULATED       STOCKHOLDERS'
                                            SHARES             AMOUNT             CAPITAL           DEFICIT             EQUITY
                                        ----------------   ----------------   ----------------   ----------------   ----------------

BALANCES, January 1, 1999                     1,545,558    $        15,456    $     1,512,041    $    (1,319,785)   $       207,712
   Issuance of common stock                     543,054              5,431          2,431,496                  -          2,436,927
   Net loss                                           -                  -                  -         (1,857,111)        (1,857,111)
                                        ---------------    ---------------    ---------------    ---------------    ---------------

BALANCES, December 31, 1999                   2,088,612             20,887          3,943,537         (3,176,896)           787,528
   Net loss                                           -                  -                  -         (6,392,630)        (6,392,630)
   Redemption of common stock                    (5,160)               (52)          (229,948)                 -           (230,000)
   Loans converted to common stock              250,000              2,500          1,997,500                  -          2,000,000
   Exercise of warrants                         285,000              2,850            567,150                  -            570,000
   Sale of common stock, net of
      offering costs of $975,416              2,096,539             20,965          5,801,318                  -          5,822,283
   Warrants issued in connection
      with debt                                       -                  -            990,234                  -            990,234
   Stock issued in connection with
      debt                                       75,000                750            299,250                  -            300,000
   Stock-based compensation                           -                  -          1,020,447                  -          1,020,447
                                        ---------------    ---------------    ---------------    ---------------    ---------------

BALANCES, December 31, 2000                   4,789,991    $        47,900    $    14,389,488    $    (9,569,526)   $     4,867,862
                                        ===============    ===============    ===============    ===============    ===============


              See accompanying notes to these financial statements.

                            REGENT ENERGY CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                    YEARS ENDED DECEMBER 31,
                                                                               -----------------------------------
                                                                                    2000               1999
                                                                               ----------------   ----------------
                                                                                                    (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                    $    (6,392,630)   $    (1,857,111)
      Adjustments to reconcile net loss to net cash provided by
         operating activities:
      Depreciation, depletion and amortization                                         452,461             53,524
      Deferred income taxes                                                                  -            291,686
      Stock-based compensation and financing costs                                   2,310,681                  -
      Changes in assets and liabilities:
         (Increase) decrease in:
            Trade receivables and amounts due from investors                        (1,976,894)          (674,197)
            Other current assets                                                        82,303)           (97,902)
         Increase (decrease) in:
            Accounts payable - trade                                                   386,707            933,165
            Other current liabilities                                                  382,860            (57,366)
      Other, net                                                                      (129,880)                 -
                                                                               ---------------    ---------------
            Net cash used in operating activities                                   (4,884,392)        (1,408,201)
                                                                               ---------------    ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Additions to oil and gas properties                                             (12,262,089)        (3,805,919)
   Purchases of furniture and equipment                                               (234,427)          (181,347)
   Proceeds from sale of property interests                                                  -          1,217,430
   Other                                                                                     -           (125,000)
                                                                               ---------------    ---------------
            Net cash used in by investing activities                               (12,496,516)        (2,894,836)

CASH FLOWS FROM FINANCING ACTIVITIES:

   Proceeds from short-term notes payable                                            4,904,954          3,097,153
   Repayments of short-term notes payable                                           (1,062,315)        (2,217,896)
   Proceeds from long-term debt                                                      7,754,319             75,703
   Repayments of long-term debt                                                       (189,797)           (15,201)
   Redemption of common stock                                                       (1,230,000)                 -
   Proceeds from exercise of warrants                                                  570,000                  -
   Proceeds from sale of common stock                                                5,822,283          3,492,340
   Increase in accounts payable to related parties and investors                       614,966                  -
   Other                                                                                     -             64,168
                                                                               ---------------    ---------------
            Net cash provided by financing activities                               17,184,410          4,496,267
                                                                               ---------------    ---------------

                                                             (continued . . . )

              See accompanying notes to these financial statements.

                            REGENT ENERGY CORPORATION
                       CONSOLIDATED STATEMENT OF CASH FLOWS (continued)

                                                                                    YEARS ENDED DECEMBER 31,
                                                                               -----------------------------------
                                                                                      2000                1999
                                                                               ----------------   ----------------
INCREASE IN CASH AND CASH EQUIVALENTS                                                 (196,498)           193,230

CASH AND CASH EQUIVALENTS, beginning of year                                           241,573             48,343
                                                                               ---------------    ---------------

CASH AND CASH EQUIVALENTS, end of year                                         $        45,075    $       241,573
                                                                               ===============    ===============

SUPPLEMENTAL CASH FLOW DISCLOSURES - interest paid                             $       341,002    $       130,071
                                                                               ===============    ===============

NONCASH TRANSACTIONS:
   Gas imbalance on properties acquired                                        $     1,523,356    $             -
   Notes payable converted to common stock                                     $     2,000,000    $             -
   Short-term notes payable refinanced as long-term debt                       $     2,500,000    $             -
   Related party debt offset against a related party receivable                $        68,356    $             -
   Stock-based financing costs incurred                                        $     1,290,235    $             -
   Stock-based compensation                                                    $     1,020,447    $             -




              See accompanying notes to these financial statements.

                            REGENT ENERGY CORPORATION

                          NOTES TO FINANCIAL STATEMENT


1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------------

Organization - Regent Energy Corporation (the "Company"), was incorporated under the name NPC Holdings, Inc. in Nevada in 2000. The Company is a successor of The New Paraho Corporation, a Colorado corporation, which was a successor of Paraho Development Corporation, which was incorporated in Colorado in 1971. The Company has one subsidiary, Vulcan Minerals and Energy, Inc. ("Vulcan"), formerly Playa Minerals & Energy, Inc., a Texas corporation incorporated on April 2, 1997, which began operations on July 7, 1997. Vulcan became a subsidiary of the Company effective March 9, 2001 when the shareholders of Vulcan approved the exchange of Vulcan shares for shares of the Company. The Company is engaged in the acquisition, marketing, exploration and development of oil and gas in the Gulf of Mexico, New Mexico and other areas.

Consolidation - All significant intercompany transactions have been eliminated in consolidation.

Oil and Gas Producing Activities - The Company follows the full-cost method of accounting for oil and gas properties. Under the full-cost method, all costs associated with property acquisition, exploration, and development activities are capitalized. Capitalized costs include lease acquisitions, geological and geophysical work, delay rentals, costs of drilling, completing and equipping successful and unsuccessful oil and gas wells and directly related costs. Gains or losses are normally not recognized on the sale or other disposition of oil and gas properties.

The capitalized costs of oil and gas properties, plus estimated future development costs relating to proved reserves and estimated cost of dismantlement and abandonment, net of salvage value, are amortized on a unit-of-production method over the estimated productive life of the proved oil and gas reserves. Unevaluated oil and gas properties are excluded from this calculation.

Capitalized oil and gas property costs are limited to an amount (the ceiling limitation) equal to the sum of the following:

    (a) The present value of estimated future net revenues from the projected production of proved oil and gas reserves, calculated at prices in effect as of the balance sheet date (with consideration of price changes only to the extent provided by contractual arrangements) and a discount factor of 10%;

    (b) The cost of investments in unproved and unevaluated properties excluded from the costs being amortized; and

    (c) The lower of cost or estimated fair value of unproved properties included in the costs being amortized.

Depletion and depreciation of capitalized costs for producing oil and gas properties is provided using the units-of-production method based upon proved reserves. Depletion and depreciation expense for the Company's oil and gas properties amounted to $395,179 and $27,575 for the years ended December 31, 2000 and 1999, respectively.

1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)
---------------------------------------------------------

Use of Estimates and Certain Significant Estimates - The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates. Significant assumptions are required in the valuation of proved oil and gas reserves, which as described above may affect the amount at which oil and gas properties are recorded. It is at least reasonably possible those estimates could be revised in the near term, and those revisions could be material.

Other Property and Equipment - Depreciation of property and equipment, other than oil and gas properties, is provided generally on the straight-line basis over the estimated useful lives of the assets as follows:

Office furniture and equipment                               5-10     years
Transportation and other equipment                              5     years
Leasehold improvements                                          5     years

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers cash equivalents to include all cash items, such as time deposits and short-term investments that mature in three months or less.

Income Taxes - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due, if any, plus net deferred taxes related primarily to differences between the bases of assets and liabilities for financial and income tax reporting. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets include recognition of operating losses that are available to offset future taxable income and tax credits that are available to offset future income taxes. Valuation allowances are recognized to limit recognition of deferred tax assets where appropriate. Such allowances may be reversed when circumstances provide evidence that the deferred tax assets will more likely than not be realized.

Oil and Gas Revenues - The Company recognizes oil and gas revenues as production occurs. As a result, the Company accrues revenue relating to production for which the Company has not received payment.

Joint Interest Billings Receivable and Oil and Gas Revenue Payable - Joint interest billings receivable represent amounts receivable for lease operating expenses and other costs due from third party working interest owners in the wells that the Company operates. The receivable is recognized when the cost is incurred and the related payable and the Company's share of the cost is recorded.

1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)
         ------------------------------------------------

Oil and gas revenues payable represents amounts due to third party revenue interest owners for their share of oil and gas revenue collected on their behalf by the Company. The payable is recorded when the Company recognizes oil and gas sales and records the related oil and gas sales receivable.

Stock Dividend and Reverse Stock Split - During March 2000, the Company authorized a .72-to-1 stock dividend for owners of record as of April 30, 2000. This stock dividend was accounted for in the same manner as a stock split. In November 2000, the Company authorized a 1-for-2 reverse stock split. All share and per share amounts have been adjusted to reflect these transactions.

Stock-Based Compensation - The Company applies Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which requires recognition of the value of stock options and warrants granted based on an option pricing model. However, as permitted by SFAS 123, the Company continues to account for stock options and warrants granted to directors and employees pursuant to Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations.

New Accounting Pronouncements - The FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." The statement provides guidance for determining whether a transfer of financial assets should be accounted for as a sale or a secured borrowing, and whether a liability has been extinguished. The Statement is effective for recognition and reclassification of collateral and for disclosures which relate to securitization transactions and collateral for fiscal years ending after December 15, 2000. The Statement will become effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The initial application of SFAS No. 140 will not have a material impact on the Company's results of operations and financial position.

The FASB issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation." This interpretation modified the practice of accounting for certain stock award agreements and was generally effective beginning July 1, 2000. The initial impact of this interpretation on the Company's results of operations and financial position was not material.

The FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This was followed in June 2000 by the issuance of SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," which amends SFAS No. 133. SFAS Nos. 133 and 138 establish accounting and reporting standards for derivative financial instruments.

1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)
         ------------------------------------------------

The standards will require the gain or loss from a derivative to be recorded each period in earnings if the derivative is not a hedge. If a derivative is a hedge, changes in the fair value of the derivative will either be recognized in earnings along with the change in the fair value of the hedged asset, liability or firm commitment also recognized in earnings, or recognized in other comprehensive income until the hedged item is recognized in earnings. For a derivative recognized in other comprehensive income, the ineffective portion of the derivative's change in fair value will be recognized immediately in earnings. The initial application of SFAS Nos. 133 and 138 may have a material impact on the Company.

The Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements," to provide guidance for revenue recognition issues and disclosure requirements. Subsequently the SEC issued SAB No. 101A, "Amendment: Revenue Recognition in Financial Statements," SAB No. 101B, "Second Amendment: Revenue Recognition in Financial Statements," which ultimately delayed implementation to the fourth quarter of fiscal years beginning after December 15, 1999. SAB No. 101 covers a wide range of revenue recognition topics and summarizes the staff's interpretations on the application of generally accepted accounting principles to revenue recognition. The Company does not believe this standard will have a material impact on the Company's consolidated financial position, results of operations or cash flows.


Restatement of Prior Year Financial Statements - As discussed in note 13, the Company recognized a gain on the sale of a partial interest in oil and gas properties in New Mexico in the amount of $4,257,798 in 1999. The Company has since concluded that the gain should not have been recognized. In addition, the Company elected to change from the successful efforts method for accounting for its oil and gas producing activities to the full cost method. This change was made because the Company believes most public oil and gas exploration companies that would be reasonably comparable to the Company use the full-cost method. The prior year financial statements were restated to effect the change in accounting. A summary of the impact of the restatement and the change in accounting policy on the year ended December 31, 1999 follows:

                                                                      As Previously
                                                                        Reported          As Restated
                                                                     ----------------   ----------------
Gain on sale of working interests in oil and gas properties          $    4,257,798     $            -
Operating income (loss)                                                   2,213,515         (1,565,425)
Net income (loss)                                                         1,947,676         (1,857,111)
                                                                     ==============     ==============

Total assets                                                         $   12,188,739     $    4,521,668
Property and equipment                                                    2,358,974          2,909,101
Notes receivable                                                          7,897,455                  -
Long-term drilling commitments                                           (3,948,750)                 -
                                                                     ==============     ==============

2.       ACQUISITIONS OF OIL AND GAS PROPERTIES
         --------------------------------------

In November 2000, the Company acquired interests in certain producing properties in the Gulf of Mexico for $11,528,000, plus the assumption of gas, imbalance liabilities totaling $1,523,356. The imbalance liability was recorded based on prices received for the natural gas giving rise to the imbalance liability. The purchase was financed through a combination of proceeds from the sale of common stock and debt financing.


3.       PROPERTY AND EQUIPMENT
         ----------------------

A summary of property and equipment at December 31, 2000 and 1999 is as follows:

                                                                  2000                1999
                                                            -----------------   -----------------
Oil and gas properties                                      $    16,520,008     $     2,734,563
Leasehold improvements                                              126,890                   -
Transportation and other equipment                                  169,318             100,000
Office furniture and equipment                                      177,763             139,544
                                                            ---------------     ---------------
                                                                 16,993,979           2,974,107
 Less accumulated depletion, depreciation and
    amortization                                                   (517,205)            (65,006)
                                                            ---------------     ---------------
                                                            $    16,476,774     $     2,909,101
                                                            ===============     ===============

4.       NOTES PAYABLE
         -------------

Notes payable consisted of the following at December 31, 2000 and 1999:

                                                                  2000                1999
                                                            -----------------   -----------------

Note payable to a company with interest at 18%. The         $             -     $       929,520
   note was retired during 2000.
Other                                                               287,521              15,362
                                                            ---------------     ---------------
                                                            $       287,521     $       944,882
                                                            ===============     ===============

5.       LONG-TERM DEBT
         --------------

The following is a summary of long-term debt at December 31, 2000 and 1999:

                                                                        2000                1999
                                                                  -----------------   -----------------

$6,000,000 note payable to bank generally due in monthly          $     5,830,000     $             -
   payments of $175,000 plus interest at the prime rate plus
   1% (10.5% at December 31, 2000) through September 2003.

$1,700,000 note payable to a financial institution due in
   monthly installments of $58,893, including interest at
   14%, through October 2003.                                           1,700,000                   -

$2,500,000 demand note payable to a company with interest at
   18%.                                                                 2,500,000                   -

Various notes payable to acquire vehicles due in monthly
   installments of $372 to $497 with interest rates ranging
   from 3.9% to 6.9%; collateralized by vehicles.                          47,131                   -

Unsecured installment note payable to a stockholder due in 45
   monthly installments of $946, including interest at 9%.                 15,228              25,918

Installment note payable to a company related through
  common ownership. The note is payable in monthly installments of $1,336,including interest, at 12%. The note
  was repaid in 2000 by offsetting the note with
  amounts that were due from the Company's president.                           -              70,275
                                                                  ---------------     ---------------
                                                                       10,092,359              96,193
               Less current portion                                    (6,855,145)            (19,439)
                                                                  ---------------     ---------------
                                                                  $     3,237,214     $        76,754
                                                                  ===============     ===============



The $6,000,000 note payable to a bank is collateralized by oil and gas properties with an acknowledged borrowing base of $6,000,000 on the date the loan was funded. The borrowing base is reduced by $175,000 each month and is subject to redetermination semi-annually. If at any time the outstanding balance of the note exceeds the borrowing base, the Company must either pay down the note and/or provide additional collateral. In addition to interest on the note, the Company pays a facility fee on a quarterly basis equal to 1/2% of the unused commitment under the agreement. The note agreement includes various covenants, the most significant of which are to maintain a ratio of current assets to current liabilities, and a debt coverage ratio, as defined. The Company was in violation of the debt coverage covenant at December 31, 2000. The Company did not receive a waiver of such covenant. As a result, the entire amount due this bank is included in current liabilities.

         --------------


The $1,700,000 note to a financial institution is subordinate to the $6,000,000 bank note and is collateralized by an assignment of proceeds from the sale of oil and gas from certain oil and gas properties. The note agreements include various covenants, the most significant of which require the Company to maintain a ratio of current assets to current liabilities and a debt coverage ratio, as defined, of 1.1 to 1.0. The Company was in violation of the debt coverage covenant at December 31, 2000. The Company received a waiver of such violation through December 31, 2001.



The $2.5 million demand note to a company was renegotiated in March 2001 to provide for interest only payments through April 30, 2001, computed based on a rate of 18% for January 2001, and 12% from February 1, 2001 through April 30, 2001. Under terms of the note, the interest rate reverted to 18%, and the Company must pay the note in 35 monthly installments of $70,000 plus interest with a final installment of the remaining balance of $50,000 in the 36th month. This note is subordinate to the $6,000,000 note to bank, is partially collateralized by oil and gas properties, and is guaranteed by the Company's president. Under the terms of this note, the lender is entitled to an assignment of 10% of the Company's cash flow/property, after deduction for debt and interest payments on related debt, of any oil and gas properties the Company may acquire through December 31, 2002 from certain companies. As of December 31, 2000, one property has been acquired to which the 10% provision applies. Payments under this provision were minor in 2000.


Maturities of long-term debt are as follows:

            Years ending December 31,
                      2001                                     $    3,125,145
                      2002                                          3,538,242
                      2003                                          3,137,093
                      2004                                            288,340
                      2005                                              3,539
                                                               --------------
                                                               $   10,092,359

6.       INCOME TAXES
         ------------

Deferred tax assets and liabilities as of December 31, 2000 and 1999 consisted of the following:

                                                                     2000               1999
                                                               ----------------   ----------------
Deferred tax assets:
   Net operating loss carryforwards                            $    3,859,207     $    1,452,122
   Less valuation allowance                                        (2,833,160)        (1,202,472)
                                                               --------------     --------------
         Net deferred tax asset                                     1,026,047            249,650

Deferred tax liability - financial statement basis of
   property and equipment in excess of tax basis                    1,026,407            249,650
                                                               --------------     --------------
         Net deferred taxes                                    $            -     $            -
                                                               ==============     ==============

The valuation allowance increased by $1,630,688 during 2000 because of the increase in the Company's net operating losses carryforwards ("NOL's").

The Company has NOL's available to offset future federal taxable income of approximately $10,155,800 at December 31, 2000, which will expire, if not used, from 2017 to 2020. Due to a change of control, as defined in Section 382 of the Internal Revenue Code, which likely occurred in 1999 and 2000, the Company's ability to utilize these NOL's to offset future taxable income may be limited.

The following is a reconciliation of the expected tax provision at the statutory rate of 34% to the actual provision:

                                                                   YEARS ENDING DECEMBER 31,
                                                               -----------------------------------
                                                                    2000               1999
                                                               ----------------   ----------------
Expected benefit                                                        (34)%              (34)%
Non-deductible expenses                                                  16                  -
Increase in valuation allowance                                          18                 53
                                                               ------------       ------------
Actual expense (benefit)                                                  - %               19%
                                                               =============      ============

7.       STOCKHOLDERS' EQUITY
         --------------------

During 2000, the Company obtained $2,000,000 in the form of convertible bridge loans. These loans were converted into 250,000 shares of the Company's common stock during 2000.

The Company obtained $5,822,283, net of offering cost, in cash during 2000 from the sale of 2,096,539 shares of common stock.

The Company purchased 172,000 shares of its common stock from a company that had participated in a prior common stock offering. The Company paid a total of $1,200,000 to redeem the shares. The stock buyback arose from the exercise of a put option that had been granted to the stockholder.

         --------------------

     The Company issued stock options during 2000 to employees with exercise prices below the fair market value of the Company's common stock on the date of grant. Total expense recorded during 2000 for these stock options amounted to $1,020,447.

The Company issued stock warrants and common stock in 2000 in connection with financing it obtained during the year. The fair market value of the stock warrants and common stock amounted to $1,290,235. The fair value of the stock warrant was determined using the Black Scholes Option Pricing Model using the following assumptions: expected dividend yield - 0%, risk-free interest rate - 6%; expected volatility - 198%; and expected term - 155 days to one year. The $1,290,235 incurred was expensed as finance charges in 2000.

The following is a summary of warrant activity for the years ended December 31, 1999 and 2000:

                                                 December 31, 2000                     December 31, 1999
                                         ----------------------------------    ----------------------------------
                                                               Weighted                              Weighted
                                                               Average                               Average
                                             Number            Exercise            Number            Exercise
                                           Of Shares            Price            Of Shares            Price
                                         ---------------    ---------------    ---------------    ---------------


Outstanding, beginning of year               159,100           $  2.43              73,100           $   3.93

   Canceled or expired                       (86,000)          $ (1.16)                  -           $      -
   Granted                                   874,181           $  2.16              86,000           $   1.16
   Exercised                                (490,200)          $  1.16                   -           $      -
                                         --------------     --------------     --------------     ---------------

Outstanding, end of year                     457,081           $  3.51             159,100           $   2.43
                                         ==============     ==============     ==============     ===============
Exercisable, end of year                     457,081           $  3.51             159,100           $   2.43
                                         ==============     ==============     ==============     ===============


If not previously exercised, warrants outstanding at December 31, 2000 will expire as follows:

                                                                                                     Weighted
                                                                                                     Average
                                                                                   Number            Exercise
                                                                                 Of Shares            Price
                        Years Ending December 31,                              ---------------    ---------------
                        -------------------------

                                   2001                                                53,750     $     1.16
                                   2002                                                19,350          11.62
                                   2003                                               283,981           3.60
                                   2005                                               100,000     $     8.00
                                                                               --------------     ----------
                                                     Total                            457,081     $     3.51
                                                                               ==============     ==========

8.       FAIR VALUE OF FINANCIAL INSTRUMENTS AND OF CREDIT RISK CONCENTRATION
         --------------------------------------------------------------------

The Company's financial instruments are cash, amounts receivable and payable, long-term and short-term debt, and a swap agreement. The fair value of the swap agreement is disclosed in note 11. Management believes the fair values of the remaining instruments, with the exception of long-term debt, approximate their carrying values, due to the short-term nature of the instruments. The long-term debt, with the exception of some minor notes, arose in November 2000. As a result, management believes the carrying value of the long-term debt approximates fair value.

Substantially all of the Company's accounts receivable at December 31, 2000, result from crude oil, natural gas sales and joint interest billings to investors. This concentration may impact the Company's overall credit risk, either positively or negatively, since these entities may be similarly affected by changes in economic or other conditions. Receivables are generally not collateralized; however, receivables from joint interest owners are subject to collection under operating agreements, which generally provide lien rights. Historical credit losses incurred on trade receivables by the Company have been insignificant.

All of the Company's oil production in 2000, which amounted to $846,000, was purchased by one customer. All of the Company's natural gas production in 2000, which amounted to $994,100, was purchased by one customer. The Company's trade accounts receivable at December 31, 2000 were due from these customers.


9.       COMMITMENTS AND CONTINGENCIES
         -----------------------------

Lease Commitments - The Company leases office space and automobiles under operating leases that have remaining non-cancelable lease terms in excess of one year. The total minimum lease commitments under these non-cancelable leases as of December 31, 2000 are as follows:

            Years ending December 31,
                      2001                                     $       141,000
                      2002                                             135,000
                      2003                                             134,000
                      2004                                              11,000
                                                               ---------------
                                                               $       421,000
                                                               ===============

Rental expense for the years ended December 31, 2000 and 1999 was approximately $114,000 and $95,000, net of sublease income of approximately $18,000 and
$13,000, respectively. The Company subleases space in its headquarters to an engineering service provider. The sublease arrangement terminates upon termination of their services.

      -----------------------------

Financing Commitments - The Company aassigned the lender under the $2,500,000 note discussed in note 5 a 10% undivided interest in the Marathon Oil properties acquired in November 2000 and has an obligation to grant this lender a 10% undivided interest in certain future property acquisitions through December 31, 2002.

Environmental Issues - The Company is engaged in oil and gas exploration and production and may become subject to certain liabilities as they relate to environmental clean-up of well sites or other environmental restoration procedures as they relate to the drilling of oil and gas wells and the operation thereof. In the Company's acquisition of existing or previously-drilled well bores, the Company may not be aware of what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated. Should it be determined that a liability exists with respect to any environmental clean-up or restoration, the liability to cure such a violation could fall upon the Company. No claim has been made, nor is the Company aware of any liability which the Company may have, as it relates to any environmental clean-up, restoration or the violation of any rules or regulations relating thereto.

10.      RELATED PARTY TRANSACTIONS
         --------------------------

The Company leased office space from a corporation which is related through common ownership for the month of January 1999. During February 1999, the Company acquired the furniture located in its previously leased premises from the related corporation. The furniture was purchased on an 84-month installment note, bearing interest at 12% per annum. The purchase price was $75,703.

As of December 31, 2000 and 1999, $29,150 and $94,339 was due from an officer. Of the balance outstanding at December 31, 1999, $75,000 represented a note receivable from this officer. During 2000, the note payable discussed in the previous paragraph was offset against the $75,000 note receivable.

The Company paid commissions to two members of the board of directors in connection with common stock sold by the Company and paid consulting fees to two members of the board of directors. The amounts paid totaled $129,930 during the year ended December 31, 2000 and $311,195 during the year ended December 31, 1999.

11.      PRICE RISK MANAGEMENT ACTIVITIES
         --------------------------------

The Company utilizes derivative financial instruments to manage market risks associated with certain energy commodities. The Company currently enters into swap contracts to reduce the exposure to market fluctuations in the price and demand of energy commodities. The Company does not engage in speculative trading.

The Company's commodity price risk exposure arises from its production of oil and gas which it sells at spot prices. Beginning in 2000, the Company uses over-the-counter swap contracts to manage and hedge price risk related to this market exposure. Over-the-counter swap agreements require the Company to receive or make payments based on the difference between a specified price and the actual price of natural gas. The Company uses swaps to fix the price it will receive from the sale of the oil and gas it produces.

The gains, losses and related costs of the financial instruments that qualify as a hedge are not recognized until the underlying physical transaction occurs. At December 31, 2000, the Company had a net unrealized gain of $561,000 from the sole swap contract in force at that date. The notional contract quantities under this contract, which expires January 1, 2001, amounted to 247,800 barrels of oil. The Company has a second swap contract that commenced January 1, 2001 and expires on December 1, 2002. The notional quantity for this contract amounts to 600,000 mcf of natural gas. This contract had an unrealized loss of $446,000 on January 1, 2001. Fair value was determined based upon the present value of cash flows to be derived from the contract based on market prices at December 31, 2000.

12.      STOCK OPTIONS
         -------------

The Company's stock option plan (the "Plan") provides for both incentive stock options and non-qualified stock options. The Plan was adopted on July 15, 1997 and both the incentive stock options and non-qualified stock options will expire on December 15, 2007. The maximum number of shares underlying the options granted under the Plan is 154,533. The Company has issued stock options in excess of the maximum allowed by the Plan. The Company has plans to present to its shareholders an amendment increasing the number of shares reserved under the Plan. The following is a summary of option activity during 1999 and 2000.

                                                 December 31, 2000                     December 31, 1999
                                         ----------------------------------    ----------------------------------
                                                               Weighted                              Weighted
                                                               Average                               Average
                                             Number            Exercise            Number            Exercise
                                           Of Shares            Price            Of Shares            Price
                                         ---------------    ---------------    ---------------    ---------------

Outstanding, beginning of year                  115,899     $       2.30              131,352     $       2.30


   Canceled or expired                          (23,179)    $       2.30              (15,453)    $       2.30
   Granted                                      667,545     $       1.30                    -     $          -

   Exercised                                          -                -                    -                -
                                         --------------     ------------       --------------     ------------

Outstanding, end of year                        760,265     $       1.43              115,899     $       2.30
                                         ==============     ============       ==============     ============
Exercisable, end of year                        132,720     $       1.30               94,431     $       2.30
                                         ==============     ============       ==============     ============

12.      STOCK OPTIONS
         -------------

If not previously exercised, options outstanding at December 31, 2000 will expire as follows:

                                                                                                     Weighted
                                                                                                     Average
                                                                                   Number            Exercise
                                                                                 Of Shares            Price
                                                                               ---------------    ---------------

                  December 31, 2002                                                   132,720     $       4.02
                  December 31, 2005                                                   627,545     $        .65
                                                                               --------------     ------------
                                                     Total                            760,265     $       1.43
                                                                               ==============     ============


Presented below is a comparison of the weighted average exercise prices and fair values of the Company's common stock options on the measurement date for the options granted during fiscal years 2000 and 1999.

                                                 2000                                        1999
                                ----------------------------------------    ----------------------------------------
                                               Weighted       Weighted                     Weighted       Weighted
                                               Average        Average                      Average        Average
                                 Number        Exercise         Fair         Number        Exercise         Fair
                                Of Shares       Price          Value        Of Shares       Price          Value
                                ----------    -----------    -----------    ----------    -----------    -----------
Exercise equal to or
   greater than market
   price                           32,680     $    2.33      $     .60              -     $        -     $        -
Exercise price less than
   market price                   594,865     $     .79      $    2.45              -     $        -     $        -


Pro Forma Stock-Based Compensation Disclosures - As discussed in note 1, the Company applies APB Opinion No. 25 and related interpretations in accounting for its stock options. Accordingly, no compensation cost has been recognized for grants of options to employees with the exercise prices at or above the market price of the Company's common stock on the measurement dates. Had compensation been determined based on the estimated fair value at the measurement dates for awards under those plans consistent with the method prescribed by SFAS No. 123, the Company's December 31, 2000 and 1999 net loss would have been changed to the pro forma amounts indicated below.

                                                                                    2000               1999
                                                                               ---------------    ---------------
Net loss:
   As reported                                                                 $   (6,392,630)    $   (1,857,111)
   Pro forma                                                                       (6,523,376)        (1,857,111)

         -------------

The estimated fair value of each officer and director option granted during fiscal year 2000 was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

                                                               2000
                                                          ---------------
Expected volatility                                             198%
Risk-free interest rate                                           6%
Expected dividends                                                -
Expected terms (in years)                                         5


13.      SUBSEQUENT EVENTS
         -----------------

During 1999, the Company sold working interests totaling 58.5% in the Company's New Mexico oil and gas properties for cash of $20,810 and a note for $135,000 for each working interest sold. The notes were due in three annual installments, contingent upon the Company's obtaining a specified level of financing. In addition, the agreements required the Company to develop these properties. Because of the contingent nature of the notes and the development commitments arising from the sale, the cash received from the sale was applied as a reduction of the carrying value of those properties, and the notes were not recorded in the Company's accounts.

The Company was unable to obtain the requisite financing, and no principal payments have been received to date on the notes, but such payments were not due until June 15, 2001. A portion of the revenues otherwise due these investors has been applied to joint interest bills due from these investors, but not in sufficient amounts to keep the investors current on their joint interest billings. As of December 31, 2000, $1,295,605 in joint interest billings was due from these investors. In addition, the Company has incurred development costs applicable to the working interest owners that were to be repaid from the proceeds of the investor notes. At December 31, 2000, the unpaid development costs amounted to $384,825.

During March 2001, the Company made a formal offer, subsequently amended, to buy back the working interests from the investors. The terms would require the Company to forgive the notes receivable from the investors and to apply the unpaid joint interest billings and development costs to the purchase price. In addition, the Company would pay each investor $28,570 in cash. As of May 31, 2001, investors holding almost all of these working interests have signed a term sheet indicating their intentions to sell their interest to the Company.

14.      SUPPLEMENTAL INFORMATION ON OIL AND GAS OPERATIONS (UNAUDITED)
         --------------------------------------------------------------

The following table sets forth certain information regarding the Company's oil and gas producing activities:

                                                                                   DECEMBER 31,
                                                                       -------------------------------------
                                                                             2000                1999
                                                                       -----------------   -----------------
Capitalized costs relating to oil and gas producing activities
    (full cost method) -
   Proved oil and gas properties                                       $    16,520,008     $     2,734,563
   Less accumulated amortization and impairment                               (432,475)            (27,575)
                                                                       ---------------     ---------------
            Net capitalized costs                                           16,087,533           2,706,988
                                                                       ===============     ===============

                                                                             YEAR ENDING DECEMBER 31,
                                                                       -------------------------------------
                                                                             2000                1999
                                                                       -----------------   -----------------
Costs incurred in oil and gas producing activities:
   Property acquisition costs:
      Proved                                                           $    13,051,463     $       584,879
      Unproved                                                                       -                   -
   Exploration costs                                                                 -                   -
   Development costs                                                           553,982              83,654
                                                                       ---------------     ---------------

                                                                       $    13,605,445     $       668,533
                                                                       ===============     ===============
Results of operations for oil and gas producing activities:
   Oil and gas sales                                                   $     1,840,663     $       164,838
   Production costs                                                           (973,428)           (302,609)
   Depreciation, depletion and amortization                                   (395,179)            (27,575)
                                                                       ---------------     ---------------
   Results of operations for oil and gas producing activities
      (excluding corporate overhead and financing costs)               $       472,056     $      (165,346)
                                                                       ===============     ===============

The following table, based on information prepared by independent petroleum engineers, summarizes changes in the estimates of the Company's net interest in total proved reserves of crude oil and condensate and natural gas, all of which are domestic reserves.

     -------------------------------------------------------------

                                                                             Oil                 Gas
                                                                           (mbbls)              (mmcf)
                                                                       -----------------   -----------------
Proved developed and undeveloped reserves:
         January 1, 1999                                                              -                   -
         Revisions of previous estimates                                              -                   -
         Purchases of minerals in place                                      11,090,989                   -
         Extensions and discoveries                                                   -                   -
         Production                                                              (8,623)                  -
         Sales of mineral in place                                           (6,488,229)                  -
                                                                       ----------------    ----------------
                  December 31, 1999                                           4,594,137                   -

         Revision of previous estimates                                        (676,337)                  -
         Purchases of minerals in place                                         692,890           5,180,604
         Production                                                             (53,290)            (79,304)
                                                                       ----------------    ----------------
                  December 31, 2000                                           4,557,400           5,101,300
                                                                       ================    ================

Proved   developed reserves: Year ended December 31, 1999:
                  Beginning of year                                                   -                   -
                  End of year                                                 1,152,326                   -
                                                                       ================    ================

         Year ended December 31, 2000:
                  Beginning of year                                           1,152,326                   -
                  End of year                                                 1,590,000           4,977,900
                                                                       ================    ================


Proved oil and gas reserves are the estimated quantities of crude oil, condensate and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. The above estimated net interests in proved reserves are based upon subjective engineering judgments and may be affected by the limitations inherent in such estimation. The process of estimating reserves is subject to continual revision as additional information becomes available as a result of drilling, testing, reservoir studies and production history. There can be no assurance that such estimates will not be materially revised in subsequent periods.

15. RESERVE INFORMATION AND RELATED STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS (UNAUDITED)
          ----------------------------------------------------------------------

The standardized measure of discounted future net cash flows at December 31, 2000 and 1999 relating to proved oil and gas reserves is set forth below. The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and, as such, do not necessarily reflect the Company's expectations of actual revenues to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.

                                                                                   DECEMBER 31,
                                                                       -------------------------------------
                                                                             2000                1999
                                                                       -----------------   -----------------
Future cash inflows                                                    $    157,605,000    $    105,206,000
Future production costs and development costs                               (55,753,900)        (35,284,000)
Future income tax expense                                                   (30,963,000)        (27,921,000)
                                                                       ----------------    ----------------
Future net cash flows                                                        70,888,100          42,001,000
10% annual discount for estimated timing of cash flows                      (27,707,100)        (27,228,000)
                                                                       ----------------    ----------------

Standardized measure of discounted future net cash flows               $     43,181,000    $     14,773,000
                                                                       ================    ================

Future net cash flows were computed using year-end prices and costs, and year-end statutory tax rates (adjusted for permanent differences) that relate to existing oil and gas reserves at year end. The following are the principal sources of change in the standardized measure of discounted future net cash flows:



Beginning of year                                                      $     14,773,372    $              -
Sales of oil and gas produced, net of production costs                         (730,000)           (138,000)
Change in estimated production and development costs                           (721,000)                  -
Purchases of minerals in place                                               26,182,000          24,640,000
Effect of changes in prices                                                   5,765,000                   -
Accretion of discount                                                         1,477,337                   -
Net change in income taxes                                                   (1,853,000)         (9,820,000)
Other                                                                        (1,712,709)             91,372
                                                                       ----------------    ----------------
End of year                                                            $     43,181,000    $     14,773,372
                                                                       ================    ================